Facebook Reports First Quarter 2015 Results

MENLO PARK, Calif. – April 22, 2015 – Facebook, Inc. (NASDAQ: FB) today reported financial results for the quarter ended March 31, 2015.

"This was a strong start to the year," said Mark Zuckerberg, Facebook founder and CEO. "We continue to focus on serving our community and connecting the world."

First Quarter 2015 Financial Summary

	Three Months Ended March 31,
In millions, except percentages and per share amounts	2015	2014
Revenue	$3,543	$2,502
Income from Operations
GAAP	$933	$1,075
Non-GAAP*	$1,840	$1,415
Operating Margin
GAAP	26%	43%
Non-GAAP*	52%	57%
Net Income
GAAP	$512	$642
Non-GAAP*	$1,189	$926
Diluted Earnings per Share (EPS)
GAAP	$0.18	$0.25
Non-GAAP*	$0.42	$0.35

* Non-GAAP financial measures exclude amortization of intangible assets, share-based compensation and related payroll tax expenses. Non-GAAP net income and EPS also exclude the income tax effects of these non-GAAP adjustments. Non-GAAP information for the three months ended March 31, 2014 has been updated to exclude amortization of intangible assets to conform to our current period presentation. See the table below titled "Reconciliation of Non-GAAP Results to Nearest GAAP Measures."

First Quarter 2015 Operational Highlights

•	Daily active users (DAUs) were 936 million on average for March 2015, an increase of 17% year-over-year.

•	Mobile DAUs were 798 million on average for March 2015, an increase of 31% year-over-year.

•	Monthly active users (MAUs) were 1.44 billion as of March 31, 2015, an increase of 13% year-over-year.

•	Mobile MAUs were 1.25 billion as of March 31, 2015, an increase of 24% year-over-year.

First Quarter 2015 Financial Highlights

Revenue – Revenue for the first quarter of 2015 totaled $3.54 billion, an increase of 42%, compared with $2.50 billion in the first quarter of 2014. Excluding the impact of year-over-year changes in foreign exchange rates, revenue would have increased by 49%.

•
Revenue from advertising was $3.32 billion, a 46% increase from the same quarter last year. Excluding the impact of year-over-year changes in foreign exchange rates, revenue from advertising would have increased by 55%.

•	Mobile advertising revenue represented approximately 73% of advertising revenue for the first quarter of 2015, up from approximately 59% of advertising revenue in the first quarter of 2014.

•	Payments and other fees revenue was $226 million, a 5% decrease from the same quarter last year.

Costs and expenses – GAAP costs and expenses for the first quarter of 2015 were $2.61 billion, an increase of 83% from the first quarter of 2014. Non-GAAP costs and expenses were $1.70 billion in the first quarter of 2015, up 57% compared to $1.09 billion for the first quarter of 2014.

Income from operations – GAAP income from operations for the first quarter of 2015 was $933 million, a 13% decrease compared to $1.08 billion for the first quarter of 2014. Non-GAAP income from operations for the first quarter of 2015 was $1.84 billion, up 30% compared to $1.42 billion for the first quarter of 2014.

Operating margin – GAAP operating margin was 26% for the first quarter of 2015, compared to 43% in the first quarter of 2014. Non-GAAP operating margin was 52% for the first quarter of 2015, compared to 57% for the first quarter of 2014.

Provision for income taxes – GAAP income tax expense for the first quarter of 2015 was $420 million, representing a 45% effective tax rate. Non-GAAP effective tax rate would have been approximately 35%.

Net income and EPS – GAAP net income for the first quarter of 2015 was $512 million, down 20% compared to $642 million for the first quarter of 2014. Non-GAAP net income for the first quarter of 2015 was $1.19 billion, up 28% compared to $926 million for the first quarter of 2014. GAAP diluted EPS was $0.18 in the first quarter of 2015, down 28% compared to $0.25 in the first quarter of 2014. Non-GAAP diluted EPS for the first quarter of 2015 was $0.42, up 20% compared to $0.35 in the first quarter of 2014.

Capital expenditures – Capital expenditures for the first quarter of 2015 were $502 million.

Cash and cash equivalents and marketable securities – Cash and cash equivalents and marketable securities were $12.41 billion at the end of the first quarter of 2015.

Free cash flow – Free cash flow for the first quarter of 2015 was $1.20 billion.

Webcast and Conference Call Information

Facebook will host a conference call to discuss the results at 2 p.m. PT / 5 p.m. ET today. The live webcast of Facebook's earnings release call can be accessed at investor.fb.com, along with the earnings press release, financial tables and slide presentation. Facebook uses the investor.fb.com website and Mark Zuckerberg's Facebook Page (https://www.facebook.com/zuck) as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Following the call, a replay will be available at the same website. A telephonic replay will be available for one week following the conference call at +1 (404) 537-3406 or +1 (855) 859-2056, conference ID 14793964.

About Facebook

Founded in 2004, Facebook’s mission is to give people the power to share and make the world more open and connected. People use Facebook to stay connected with friends and family, to discover what’s going on in the world, and to share and express what matters to them.

Contacts

Investors:
Deborah Crawford
investor@fb.com / investor.fb.com

Press:
Vanessa Chan
press@fb.com / newsroom.fb.com

Forward Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: our ability to retain or increase users and engagement levels; our reliance on advertising revenue; our ability to continue to monetize our mobile products; risks associated with new product development and their introduction as well as other new business initiatives; our emphasis on user growth and engagement and the user experience over short-term financial results; competition; litigation; privacy and regulatory concerns; risks associated with acquisitions; security breaches; and our ability to manage growth and geographically-dispersed operations. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption "Risk Factors" in our Annual Report on Form 10-K filed with the SEC on January 29, 2015, which is available on our Investor Relations website at investor.fb.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015. In addition, please note that the date of this press release is April 22, 2015, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: revenue excluding foreign exchange effect and advertising revenue excluding foreign exchange effect; non-GAAP costs and expenses; non-GAAP income from operations; non-GAAP net income; non-GAAP diluted shares; non-GAAP diluted earnings per share; non-GAAP operating margin; non-GAAP effective tax rate; and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items, specifically amortization of intangible assets, share-based compensation expense, and payroll tax related to share-based compensation expense, and the related income tax effects of the aforementioned exclusions, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.
We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.
We exclude the following items from one or more of our non-GAAP financial measures:
Amortization of intangible assets. We amortize intangible assets acquired in connection with acquisitions. We exclude these amortization expenses because we do not believe these expenses are reflective of ongoing operating results in the period. These amounts arise from our prior acquisitions and have no direct correlation to the operation of our business.

Share-based compensation expense. We exclude share-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC 718, we believe that providing non-GAAP financial measures that exclude this expense allows investors to make more meaningful comparisons between our operating results and those of other companies. Accordingly, we believe that excluding this expense provides investors and management with greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.
Payroll tax expense related to share-based compensation. We exclude payroll tax expense related to share-based compensation expense because, without excluding these tax expenses, investors would not see the full effect that excluding share-based compensation expense had on our operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise, which factors may vary from period to period independent of the operating performance of our business. Similar to share-based compensation expense, we believe that excluding this payroll tax expense provides investors and management with greater visibility to the underlying performance of our business operations and facilitates comparison with other periods as well as the results of other companies.
Income tax effect of amortization of intangible assets, share-based compensation and related payroll tax expenses. We believe excluding the income tax effect of non-GAAP adjustments assists investors and management in understanding the tax provision related to those adjustments and provides useful supplemental information regarding the underlying performance of our business operations.
Foreign exchange effect on revenue. We translated revenue for the three months ended March 31, 2015 using the prior year's monthly exchange rates for our settlement currencies other than the U.S. dollar, which we believe is a useful metric that facilitates comparison to our historical performance.
Purchases of property and equipment. We subtract purchases of property and equipment in our calculation of free cash flow because we believe that this methodology can provide useful supplemental information to help investors better understand underlying trends in our business.
For more information on our non-GAAP financial measures and a reconciliation of such measures to the nearest GAAP measure, please see the "Reconciliation of Non-GAAP Results to Nearest GAAP Measures" table in this press release.

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except for per share amounts)
(Unaudited)
	Three Months Ended March 31,
	2015	2014
Revenue	$3,543	$2,502
Costs and expenses:
Cost of revenue	654	462
Research and development	1,062	455
Marketing and sales	620	323
General and administrative	274	187
Total costs and expenses	2,610	1,427
Income from operations	933	1,075
Interest and other income/(expense), net	(1)	—
Income before provision for income taxes	932	1,075
Provision for income taxes	420	433
Net income	$512	$642
Less: Net income attributable to participating securities	3	3
Net income attributable to Class A and Class B common stockholders	$509	$639
Earnings per share attributable to Class A and Class B common stockholders:
Basic	$0.18	$0.25
Diluted	$0.18	$0.25
Weighted average shares used to compute earnings per share attributable to Class A and Class B common stockholders:
Basic	2,784	2,545
Diluted	2,836	2,609
Share-based compensation expense included in costs and expenses:
Cost of revenue	$17	$12
Research and development	566	181
Marketing and sales	72	43
General and administrative	48	38
Total share-based compensation expense	$703	$274
Payroll tax expenses related to share-based compensation included in costs and expenses:
Cost of revenue	$1	$2
Research and development	17	15
Marketing and sales	4	4
General and administrative	3	4
Total payroll tax expenses related to share-based compensation	$25	$25
Amortization of intangible assets included in costs and expenses:
Cost of revenue	$44	$8
Research and development	10	8
Marketing and sales	102	1
General and administrative	23	24
Total amortization of intangible assets	$179	$41

FACEBOOK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)
	March 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$3,419	$4,315
Marketable securities	8,994	6,884
Accounts receivable, net of allowances for doubtful accounts of $42 and $39 as of March 31, 2015 and December 31, 2014, respectively	1,508	1,678
Prepaid expenses and other current assets	1,083	793
Total current assets	15,004	13,670
Property and equipment, net	4,619	3,967
Intangible assets, net	3,774	3,929
Goodwill	18,005	17,981
Other assets	605	637
Total assets	$42,007	$40,184

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$129	$176
Partners payable	189	202
Accrued expenses and other current liabilities	1,300	866
Deferred revenue and deposits	55	66
Current portion of capital lease obligations	73	114
Total current liabilities	1,746	1,424
Capital lease obligations, less current portion	113	119
Other liabilities	2,647	2,545
Total liabilities	4,506	4,088
Stockholders' equity
Common stock and additional paid-in capital	31,337	30,225
Accumulated other comprehensive loss	(447)	(228)
Retained earnings	6,611	6,099
Total stockholders' equity	37,501	36,096
Total liabilities and stockholders' equity	$42,007	$40,184

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities
Net income	$512	$642
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	457	264
Share-based compensation	694	274
Deferred income taxes	(223)	(1)
Tax benefit from share-based award activity	423	345
Excess tax benefit from share-based award activity	(423)	(348)
Other	6	(4)
Changes in assets and liabilities:
Accounts receivable	84	105
Prepaid expenses and other current assets	(43)	(4)
Other assets	(32)	16
Accounts payable	(15)	(10)
Partners payable	(13)	7
Accrued expenses and other current liabilities	134	(27)
Deferred revenue and deposits	(10)	—
Other liabilities	149	26
Net cash provided by operating activities	1,700	1,285
Cash flows from investing activities
Purchases of property and equipment	(502)	(363)
Purchases of marketable securities	(3,055)	(2,974)
Sales of marketable securities	608	847
Maturities of marketable securities	339	619
Acquisitions of businesses, net of cash acquired, and purchases of intangible assets	(257)	—
Change in restricted cash and deposits	23	—
Other investing activities, net	—	(1)
Net cash used in investing activities	(2,844)	(1,872)
Cash flows from financing activities
Taxes paid related to net share settlement	(5)	(3)
Proceeds from exercise of stock options	—	1
Principal payments on capital lease obligations	(47)	(84)
Excess tax benefit from share-based award activity	423	348
Net cash provided by financing activities	371	262
Effect of exchange rate changes on cash and cash equivalents	(123)	—
Net decrease in cash and cash equivalents	(896)	(325)
Cash and cash equivalents at beginning of period	4,315	3,323
Cash and cash equivalents at end of period	$3,419	$2,998

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended March 31,
	2015	2014
Supplemental cash flow data
Cash paid during the period for:
Interest	$3	$4
Income taxes, net	$119	$37
Non-cash investing and financing activities:
Net change in accounts payable and accrued expenses and other current liabilities related to property and equipment additions	$186	$(3)
Promissory note payable issued in connection with an acquisition	$198	$—

Reconciliation of Non-GAAP Results to Nearest GAAP Measures
(In millions, except percentages and per share amounts)
(Unaudited)
	Three Months Ended March 31,
	2015	2014
GAAP revenue	$3,543	$2,502
Foreign exchange effect on 2015 revenue using 2014 rates	188
Revenue excluding foreign exchange effect	$3,731
GAAP revenue year-over-year change %	42%
Revenue excluding foreign exchange effect year-over-year change %	49%
GAAP advertising revenue	$3,317	$2,265
Foreign exchange effect on 2015 advertising revenue using 2014 rates	188
Advertising revenue excluding foreign exchange effect	$3,505
GAAP advertising revenue year-over-year change %	46%
Advertising revenue excluding foreign exchange effect year-over-year change %	55%
GAAP costs and expenses	$2,610	$1,427
Share-based compensation expense	(703)	(274)
Payroll tax expenses related to share-based compensation	(25)	(25)
Amortization of intangible assets	(179)	(41)
Non-GAAP costs and expenses	$1,703	$1,087
GAAP income from operations	$933	$1,075
Share-based compensation expense	703	274
Payroll tax expenses related to share-based compensation	25	25
Amortization of intangible assets	179	41
Non-GAAP income from operations	$1,840	$1,415
GAAP net income	$512	$642
Share-based compensation expense	703	274
Payroll tax expenses related to share-based compensation	25	25
Amortization of intangible assets	179	41
Income tax adjustments	(230)	(56)
Non-GAAP net income	$1,189	$926
GAAP and Non-GAAP diluted shares	2,836	2,609
GAAP diluted earnings per share	$0.18	$0.25
Non-GAAP adjustments to net income	0.24	0.10
Non-GAAP diluted earnings per share	$0.42	$0.35
GAAP operating margin	26%	43%
Share-based compensation expense	20%	11%
Payroll tax expenses related to share-based compensation	1%	1%
Amortization of intangible assets	5%	2%
Non-GAAP operating margin	52%	57%
GAAP income before provision for income taxes	$932	$1,075
GAAP provision for income taxes	420	433
GAAP effective tax rate	45%	40%
GAAP income before provision for income taxes	$932	$1,075
Share-based compensation and related payroll tax expenses	728	299
Amortization of intangible assets	179	41
Non-GAAP income before provision for income taxes	$1,839	$1,415
Non-GAAP provision for income taxes	650	489
Non-GAAP effective tax rate	35%	35%

Net cash provided by operating activities	$1,700	$1,285
Purchases of property and equipment	(502)	(363)
Free cash flow	$1,198	$922